UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

SADOT GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38755 (Commission File Number)	87-2792167 (IRS Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, TX 76028

(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sadot Group Inc. (“Sadot” or the “Company”) entered into a Written Option Agreement (the “Option Agreement”) with Anat Attia, individually and as sole member of each of the property limited liability companies listed below (the “Grantor”), pursuant to which the Company was granted an exclusive, irrevocable six-month option (the “Option”) to acquire 100% of the membership interests in seven (7) California-based real estate limited liability companies (the “Portfolio LLCs”), representing an aggregate residential portfolio of 147 units with a total agreed portfolio value of $125,500,000 and aggregate equity value of $69,500,000 (the “Portfolio”).

On June 10, 2026, the Company and the Grantor entered into Amendment No. 1 to the Option Agreement (the “Amendment” and, together with the Option Agreement, the “Amended Option Agreement”). Among other things, the Amendment: (i) confirms that, although the Option Agreement bears the date of June 10, 2026 on its face as the result of an administrative error, the Option Agreement was in fact executed by both parties on June 4, 2026, and that the Effective Date of the Option Agreement for all purposes, including the commencement and expiration of the Option Period, is June 4, 2026; (ii) provides that Option Fee Tranche 1 is payable in shares of the Company’s Common Stock priced at the agreed five-day volume-weighted average price (“5-Day VWAP”) of $7.85 per share, as described under Item 3.02 below; (iii) replaces all references in the Option Agreement to preferred shares convertible into Common Stock with shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), which is expressly non-convertible into Common Stock under any circumstances, ranks pari passu with the Common Stock in all economic and liquidation respects on an as-stated-value basis, carries no coupon, dividend or interest, and carries no voting rights except as required by applicable law, in each case as set forth in the Certificate of Designation of Series C Preferred Stock adopted by the Company’s Board of Directors on June 10, 2026 and filed with the Secretary of State of the State of Nevada (the “Series C Certificate of Designation”); and (iv) grants the Company the right, exercisable in its sole discretion and subject to approval of the Company’s Board of Directors and compliance with the Company’s debt covenants, to satisfy all or any portion of any payment obligation otherwise payable in shares of Series C Preferred Stock, including Option Fee Tranche 2, the Exercise Price (net of the Option Fee credit) and any monthly Management Fee installment, by paying cash in an amount equal to the stated value of the shares of Series C Preferred Stock otherwise issuable, with no premium or discount.

Material Terms of the Option Agreement, as Amended

The Option Agreement became effective on June 4, 2026 (the “Effective Date”), and the Option is exercisable for a period of six (6) calendar months from the Effective Date. The total agreed value of the Portfolio is $125,500,000, against which aggregate existing loans of $56,000,000 will remain in place undisturbed, resulting in an agreed equity value of $69,500,000.

In consideration of the grant of the Option, the Company agreed to pay the Grantor a non-refundable option fee of $1,042,500, equal to 1.5% of the agreed equity value (the “Option Fee”). The Option Fee was paid in full in shares of Common Stock, as described under Item 3.02 below. If the Company exercises the Option, the exercise price will be $69,500,000, payable in shares of Series C Preferred Stock (or, at the Company’s election under the Amendment, in cash), less a credit for the Option Fee of $1,042,500, resulting in a net exercise price of $68,457,500. No cash payment is required at closing unless the Company elects to substitute cash for shares of Series C Preferred Stock pursuant to the Amendment.

Following the closing of any exercise of the Option, the Company will pay the Grantor a post-closing management fee of $100,000 per month, payable in shares of Series C Preferred Stock (or, at the Company’s election under the Amendment, in cash), until the full completion of each Portfolio property. If the Option is exercised, the acquisition will be structured as a transfer to the Company of 100% of the membership interests in the Portfolio LLCs, with the existing loans on the Portfolio properties remaining in place.

Portfolio Properties

The Portfolio consists of seven residential properties located in Los Angeles County, California, each held by a single-purpose limited liability company of which the Grantor is the sole member, as follows: (i) 1236 N. Fairfax Avenue, West Hollywood, California (8 units; held by 1236 Fairfax Apartments LLC; construction complete; existing loan of $6,000,000; agreed value of $10,000,000); (ii) 2820–2824 Avenel Street, Silver Lake, California (5 units; held by 2820 Avenel LLC; under construction; existing loan of $6,500,000; agreed value of $11,500,000); (iii) 109–115 Catamaran Street, Marina del Rey, California (4 units; held by GS West Coast Investments LLC; under construction; existing loan of $4,000,000; agreed value of $12,000,000); (iv) 2649–2653 Waverly Drive, Silver Lake, California (6 units; held by 2649 Waverly Dr LLC; under construction; existing loan of $7,000,000; agreed value of $14,000,000); (v) 1221–1227 N. Virgil Avenue, Los Angeles, California (10 units; held by 1221-1227 N Virgil LLC; under construction; existing loan of $10,000,000; agreed value of $22,000,000); (vi) 1134 N. Westmoreland Avenue, Los Angeles, California (98 units; held by Stanley Hills LLC; entitled; existing loan of $2,500,000; agreed value of $24,000,000); and (vii) 2919–2923 Waverly Drive, Silver Lake, California (16 units; held by Silverlight Ventures LLC; construction complete; existing loan of $20,000,000; agreed value of $32,000,000). In the aggregate, the Portfolio comprises 147 residential units, subject to existing loans of $56,000,000 in the aggregate, with a total agreed portfolio value of $125,500,000.

The foregoing descriptions of the Option Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Option Agreement and the Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

In connection with the Option Agreement, on June 6, 2026 (the “Issuance Date”), the Company issued 132,803 shares of its Common Stock (the “Tranche 1 Shares”) to the Grantor as Option Fee Tranche 1, constituting full and final payment of the entire Option Fee of $1,042,500. The issuance was made pursuant to Section 3.2 of the Option Agreement, as amended by the Amendment.

Share Issuance Summary

The Tranche 1 Shares were issued at a price of $7.85 per share, the agreed 5-Day VWAP of the Common Stock for the five (5) consecutive trading days from June 1, 2026 through June 5, 2026, being the measurement window ending on the fifth business day preceding the Issuance Date, for an aggregate value of $1,042,503.55, satisfying the $1,042,500 Option Fee in full.

The Tranche 1 Shares represent 17.71% of the Company’s total issued and outstanding Common Shares as of the Issuance Date, which is below the 19.99% threshold under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”). Accordingly, the issuance of the Tranche 1 Shares did not require, and was effected without, shareholder approval.

As the aggregate value of the Tranche 1 Shares ($1,042,503.55) equals or exceeds the total Option Fee ($1,042,500), the Option Fee has been paid in full through the issuance of Common Shares alone. No Preferred Shares constituting Option Fee Tranche 2 will be issued under the Option Agreement. This issuance is final and constitutes complete and irrevocable satisfaction of the Company’s Option Fee payment obligation under the Option Agreement.

The Tranche 1 Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The Grantor represented that she is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated thereunder. The Tranche 1 Shares are restricted securities and are subject to applicable transfer restrictions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Written Option Agreement, dated June 4, 2026, between Sadot Group Inc. and Anat Attia, individually and as sole member of each Property LLC
10.2	Amendment No. 1 to Written Option Agreement, dated June 10, 2026, between Sadot Group Inc. and Anat Attia, individually and as sole member of each Property LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADOT GROUP INC.

Date:	June 12, 2026

By:	/s/ Haggai Ravid
Name:	Haggai Ravid
Title:	Chief Executive Officer